Exhibit 99.1

Media Contacts	Investor Contact

Webster - Bob Guenther 203-578-2391	Terry Mangan 203-578-2318
rguenther@websterbank.com	tmangan@websterbank.com

Warburg Pincus - Rory Mackin 212-878-9322 rory.mackin@warburgpincus.com

WEBSTER FINANCIAL ANNOUNCES $115 MILLION EQUITY

INVESTMENT FROM WARBURG PINCUS

WATERBURY, Conn., July 27, 2009 - Webster Financial Corporation (NYSE: WBS) today announced that Warburg Pincus, the global private equity firm, has agreed to invest $115 million in Webster through a direct purchase of newly issued common stock at $10 per share, junior non-voting preferred stock, and warrants.

In announcing the investment, Webster Chairman and Chief Executive Officer James C. Smith said, “Warburg Pincus’ investment further strengthens Webster’s capital base which already significantly exceeded regulatory requirements for well-capitalized banks. The additional capital will enable us to capitalize on the extraordinary banking opportunities in the market as we pursue our vision to be New England’s bank.” Smith continued, “This investment represents another important step in our capital planning, and coupled with our recently completed and highly successful exchange offer, increases Webster’s tangible common equity by more than $285 million on a pro forma basis with minimal tangible book value dilution. Webster’s ability to attract a long-term value investor of Warburg Pincus’ caliber and experience in the banking sector underscores the inherent strength of our core business and long-term strategy. We also are delighted to welcome Dave Coulter, a well-known senior banking executive whom we respect, to our board.”

David A. Coulter, a Warburg Pincus managing director who co-leads the firm’s Financial Services investment activities, brings to Webster’s board over 30 years of banking industry experience and is the former Chairman and CEO of BankAmerica Corporation and Vice Chairman of JP Morgan Chase.

Coulter commented, “We are excited to partner with Jim Smith and his talented management team in the next phase of Webster’s long term strategy. We are confident that with its strong capital base, deep regional bank core deposit franchise and critical mass in its home markets, Webster is well positioned to drive exceptional value for both its customers and shareholders. We see Webster offering tremendous upside potential and promise, and I look forward to serving on Webster’s board.”

Terms of Warburg Pincus’ investment include:

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Warburg Pincus is acquiring 11.5 million common shares from Webster at $10.00 per share (a 12.1 percent premium to Webster’s trailing 10-day average closing price) for an aggregate investment of $115 million, upon receipt of all necessary approvals.

•

Warburg Pincus will currently fund approximately $40.2 million of its investment and will be issued approximately 4 million shares of common stock and 3 million warrants. It will fund the remaining $74.8 million and be issued the remaining common stock, junior non-voting preferred stock, and warrants, following receipt of necessary antitrust and federal bank regulatory approvals.

•

A portion of Warburg Pincus’ investment that is funded following the receipt of regulatory approvals will initially be held in the form of junior non-voting preferred stock but will automatically convert into Webster common stock upon receiving the requisite approval of Webster’s shareholders. The preferred stock initially will have a dividend that mirrors any dividend payable on the common stock. If the requisite shareholder approval is not received, and the preferred shares are therefore still outstanding after February 28, 2010, the preferred stock’s annual non-cumulative dividend will increase to 8 percent per annum. The preferred stock is expected to qualify for Tier I capital treatment.

•

As part of the transaction, Warburg Pincus will receive 8.6 million seven-year Class A Warrants. The Class A Warrants will initially have a strike price of $10.00 per share, with the strike price increasing to $11.50 per share twenty four months after this transaction and to $13.00 per share forty eight months after this transaction. Warburg Pincus also will receive 5.5 million seven-year Class B Warrants with a strike price of $2.50 per share which will only become exercisable and transferable if, following the receipt of necessary regulatory approvals, shareholder approval is not received by February 28, 2010. The Class B Warrants will expire immediately upon receiving shareholder approval.

•

Following the receipt of regulatory approvals and the funding of the remainder of the investment, Webster plans to call a special meeting of its shareholders asking to eliminate a provision in its corporate charter prohibiting any third party from owning more than 9.9 percent of Webster’s common stock without shareholder approval, and to approve Warburg’s investment under NY Stock Exchange shareholder approval requirements.

•

Pro Forma for its investment, Warburg Pincus will own 5.9 percent of Webster’s common stock outstanding prior to the bank regulatory and shareholder approvals and 15.2 percent of common stock outstanding following all required approvals.

•	Full details of the agreement will be provided in a forthcoming filing on Form 8-K with the Securities and Exchange Commission.

JP Morgan served as financial advisor, Sullivan & Cromwell acted as legal counsel, and Promontory Financial Group and Ernst & Young provided diligence support to Warburg Pincus.

Deutsche Bank Securities served as financial advisor and Wachtell, Lipton, Rosen & Katz acted as legal counsel to Webster.

Webster has posted supplemental information regarding the $115 million investment from Warburg Pincus on our website at www.wbst.com.

About Webster Financial Corporation

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $17.5 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 181 banking offices, 492 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Conn., and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank. Webster is a Member FDIC and equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster investor relations website at www.wbst.com.

About Warburg Pincus

Warburg Pincus is a leading global private equity firm. The firm has more than $25 billion in assets under management. Its active portfolio of more than 100 companies is highly diversified by stage, sector and geography. Warburg Pincus is a growth investor and an experienced partner to management teams seeking to build durable companies with sustainable value. Warburg Pincus has a successful track record of long term investments in the banking sector particularly in periods of market dislocation going back to the 1980s. Historic bank sector investments include The Bowery Savings Bank, Mellon Bank, Dime Bancorp, TAC Banc-shares, HDFC, Kotak Mahindra and ICICI Bank. Founded in 1966, Warburg Pincus has raised 12 private equity funds which have invested more than $29 billion in approximately 600 companies in 30 countries. The firm is currently investing Warburg Pincus Private Equity X, L.P., a $15 billion fund, and has offices in Beijing, Frankfurt, Hong Kong, London, Mumbai, New York, San Francisco, Shanghai and Tokyo. For more information, please visit www.warburgpincus.com.

Forward-looking statements

This press release may contain forward looking statements within the meaning of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from management expectations, projections and estimates. Factors that could cause future results to vary from current management expectations include, but are not limited to, general economic conditions, legislative and regulatory changes, monetary and fiscal policies of the federal government, any failure to receive regulatory approvals or that of Webster’s shareholders in connection with the remaining funding of Warburg Pincus’ investment, changes in tax policies, rates and regulations of federal, state and local tax authorities, changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality or composition of our loan and investment portfolios, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices. Some of these and other factors are discussed in the annual and quarterly reports of Webster Financial Corporation previously filed with the Securities and Exchange Commission. Such developments, or any combination thereof, could have an adverse impact on the company’s financial position and results of operations. Except as required by law, Webster does not undertake to update any such forward looking statements.